                                                                   EXHIBIT 10.26


                                  SCHEDULE X

                            PLAN OF REORGANIZATION


                              PLEASE SEE ATTACHED

                         UNITED STATES BANKRUPTCY COURT
                        FOR THE DISTRICT OF CONNECTICUT
                              BRIDGEPORT DIVISION

- -------------------------------------x
IN RE:                               :           CHAPTER 11
SC CORPORATION,                      :     Case Nos. 92-54262(ASD)
                                     :
WIGS BY PAULA, INC.,                 :     92-54263
A/K/A PAULA YOUNG,                   :
A/K/A ROYAL ADVERTISING, INC.,       :
                                     :
AFTER THE STORK, INC.,               :     92-54264
                                     :
WESTERN SCHOOLS, INC.,               :     92-54265
A/K/A WESTERN SCHOOLS,               :
                                     :
BROTMAN ACQUISITION CORP.,           :     92-54266
a/k/a SPECIALTY FABRIC CLUB,         :
a/k/a NATURAL FIBER FABRIC CLUB,     :
a/k/a SEVENTH AVENUE DESIGNER        :
     FABRIC CLUB,                    :
a/k/a FABRICS IN VOGUE/BUTTERICK,    :
                                     :     (JOINTLY ADMINISTERED)
               DEBTORS.              :
- -------------------------------------x

            FIRST AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION
                                       OF
                     SC CORPORATION, WESTERN SCHOOLS, INC.
                            AND WIGS BY PAULA, INC.
                            -----------------------
                              SEPTEMBER 21, 1994/1/



KLEBAN & SAMOR, P.C.                    CUMMINGS & LOCKWOOD
Elliot I. Miller, Esq.                  John F. Carberry, Esq.
Irve J. Goldman, Esq.                   Ten Stamford Forum
2425 Post Road                          P.O. Box 120
Southport, CT 06490                     Stamford, CT 06904
(203) 255-4646                          (203) 327-1700
Attorneys for SC Corporation, et al.    Attorneys for Viking Holdings
                              -- --     Limited
The Debtors and Debtors-in-Possession   Attorneys for Dickstein Partners Inc.


KRAMER, LEVIN, NAFTALIS, NESSEN,
 KAMIN & FRANKEL
Paul S. Pearlman, Esq.
Mark Chass, Esq.
919 Third Avenue
New York, New York 10022-3903
(212) 715-9413
Attorneys for Dickstein Partners Inc.
Attorneys for Viking Holdings Limited

____________________
/1/ As amended by the Bankruptcy Court on October 26, 1994.

                               TABLE OF CONTENTS

                                                                   Page
                                                                  ------

Article I       Definitions.......................................   1

Article II      Administrative Expense Claims.....................   6

Article III     Classification....................................   6

Article IV      Treatment of Unimpaired Classes...................   7

Article V       Treatment of Impaired Classes.....................   9

Article VI      Implementation of the Plan........................  10

Article VII     Executory Contracts and Unexpired Leases..........  17

Article VIII    Conditions Precedent..............................  17

Article IX      Modification, Revocation or Withdrawal of the Plan  18

Article X       Retention of Jurisdiction.........................  19

Article XI      Miscellaneous Provisions..........................  21

Exhibits
- --------

 A        Form of Debtor Securities Purchase Agreement

 B        Form of Signal Securities Purchase Agreement

 C        Form of Noteholder Securities Purchase Agreement

 D        Form of Release

 E        Term Sheet for New Subordinated Notes

 F        Term Sheet for New Preferred Stock

          SC Corporation, Wigs by Paula, Inc. and Western Schools, Inc., as debtors and debtors-in-possession, and Dickstein Partners Inc. and Viking Holdings Limited propose this joint plan of reorganization of SC Corporation, Wigs by Paula, Inc. and Western Schools, Inc.:


                                   ARTICLE I

                                  DEFINITIONS


          Rules of Interpretation. As used herein, the following terms have the respective meanings specified below, and such meanings shall be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined. The words "herein", "hereof", "hereto", "hereunder" and others of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose or affect the interpretation of the Plan in any way. The rules of construction set forth in Section 102 of the Bankruptcy Code shall apply. Any capitalized term used herein that is not defined herein but is defined in the Bankruptcy Code shall have the meaning ascribed to that term in the Bankruptcy Code. In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan.

          1.01. Administrative Expense Claim means any Claim entitled to the priority afforded by Sections 503(b) and 507(a)(1) of the Bankruptcy Code, other than the Signal Claims.

          1.02. Allowed means (i) with respect to a Claim (other than an Administrative Expense Claim), any such Claim, proof of which was timely and properly filed or, if no proof of claim was so filed, which is listed on the Schedules as liquidated in amount and not disputed or contingent, and, in either case, a Claim as to which no objection to the allowance thereof, or motion to estimate for purposes of allowance, shall have been filed on or before any applicable period of limitation that may be fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which any objection, or any motion to estimate for purposes of allowance, shall have been so filed, to the extent allowed by a Final Order and (ii) with respect to an Administrative Expense Claim, any such Administrative Expense Claim as to which no objection to the allowance thereof has been interposed on or before any applicable period of limitation that may be fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which any objection has been so interposed, to the extent allowed by a Final Order.

          1.03. Bankruptcy Code means the Bankruptcy Reform Act of 1978, as amended from time to time, set forth in Sections 101 et seq. of title 11 of the
                                                     -- ----
United States Code.

          1.04. Bankruptcy Court means the United States Bankruptcy Court for the District of Connecticut, Bridgeport Division, or such other court that exercises jurisdiction over the Chapter 11 Cases or any proceeding therein, including the United States District Court for the District of Connecticut to the extent reference of the Chapter 11 Cases or any proceeding therein is withdrawn.

          1.05. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as amended from time to time, including the local rules and standing orders of the Bankruptcy Court.

          1.06. Business Day means a day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required by law to be closed.

          1.07. Chapter 11 Cases means the pending cases under chapter 11 of the Bankruptcy Code with respect to the Debtors, jointly administered, pending in the District of Connecticut, Bridgeport Division, Chapter 11 Case Nos. 92-54262, 92-54263 and 94-54265 (ASD).

          1.08. Claim means (a) any right to payment from a Debtor arising on or before the Effective Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) any right to an equitable remedy against a Debtor arising on or before the Effective Date for breach of performance if such breach gives rise to a right of payment from a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          1.09. Class means one of the classes of Claims or Interests defined in Article III hereof.

          1.10. Confirmation Date means the date on which the Confirmation Order is entered on the docket of the Bankruptcy Court.

          1.11. Confirmation Order means the order of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

          1.12. Debtor Securities Purchase Agreement means an agreement, in the form of EXHIBIT A hereto, among the Reorganized Debtors and one or more of the Investors.

          1.13. Debtors means SC Corporation, Wigs and Western, as debtors and debtors-in-possession. From and after the Effective Date, the term Debtors shall mean the Reorganized Debtors.

          1.14. DIP Financing Stipulation and Order means the Joint Stipulation and Agreed Order Authorizing Post-Petition Financing, Providing for Adequate Protection, and Granting Liens and Super-Priority Expense entered by the Bankruptcy Court on January 15, 1993, in these Chapter 11 Cases.

          1.15.  Dickstein means Dickstein Partners Inc.

          1.16. Disclosure Statement means the disclosure statement approved by the Bankruptcy Court for the solicitation of votes on the Plan (as such disclosure statement may be amended from time to time).

          1.17. Effective Date means the Business Day on which all of the conditions specified in Section 8.01 hereof are first satisfied and/or waived in accordance with Section 8.02 of the Plan.

          1.18. Final Order means an order or judgment entered on the docket of the Bankruptcy Court or any other court exercising jurisdiction over the subject matter and the parties (a) that has not been reversed, stayed, modified or amended, (b) as to which no appeal, certiorari proceeding, reargument or other review or rehearing has been requested or is still pending and (c) as to which the time for filing a notice of appeal or petition for certiorari, or request for reargument or further review or rehearing shall have expired.

          1.19. Interest means any equity security (as defined in the Bankruptcy Code) in any Debtor.

          1.20. Investors means Dickstein and/or Viking and/or their respective designees. To the extent that the Signal Agreement places restrictions on who such designees may be, the Plan shall comply with such restrictions.

          1.21. New Agreements means the Debtor Securities Purchase Agreement, the Signal Securities Purchase Agreement, the Noteholder Securities Purchase Agreement and the Release.

          1.22. New Common Stock means the common stock of Reorganized SC Corporation, par value $.01 per share, to be authorized for issuance under the amended certificate of incorporation of SC Corporation provided for in Section
6.03 of this Plan.

          1.23. New Financing Facility means a credit agreement and related documents to be entered into pursuant to the Plan among the Reorganized Debtors and one or more lenders, which agreements and documents shall be acceptable to Dickstein and Viking.

          1.24. New Preferred Stock means the preferred stock of Reorganized SC Corporation, to be authorized for issuance under the amended certificate of incorporation of SC Corporation provided for in Section 6.03 of this Plan, consistent with the Term Sheet annexed hereto as EXHIBIT F.

          1.25. New Subordinated Notes means the subordinated notes of Reorganized SC Corporation with terms consistent with the Term Sheet annexed hereto as EXHIBIT E, which form of New Subordinated Notes shall be filed with the Bankruptcy Court on or prior to the Confirmation Date.

          1.26. Noteholder Agreement means the agreement dated as of August 31, 1994, among Simon D. Young, Dickstein, Viking and the other signatories thereto.

          1.27. Noteholder Securities Purchase Agreement means an agreement, in the form of EXHIBIT C hereto, between one or more of the Investors and Simon D. Young.

          1.28. Old SC Corporation Common Stock means the existing class of common stock of SC Corporation, par value $ .01 per share.

          1.29. Old Subordinated Notes means (i) the Promissory Note of SC Corporation to Simon D. Young, dated January 1, 1989, in the original principal amount of $1,500,000, (ii) the Promissory Note of SC Corporation to Alan Stopper and Janis Zloto, dated March 3, 1989, in the original principal amount of $350,000, (iii) the Promissory Note of SC Corporation to Daniel Stopper, dated March 3, 1989, in the original principal amount of $150,000, and (iv) the Guaranty of SC Corporation to Fabrics In Vogue, Brotman, Inc., Elaine Brotman and Robert Brotman dated February 1989, as each may have been amended, and any guaranties of the foregoing.

          1.30. Old Western Common Stock means the existing class of common stock of Western.

          1.31. Old Wigs Common Stock means the existing class of common stock of Wigs.

          1.32. Other Priority Claim means any Claim for an amount entitled to priority in right of payment under Section 507(a)(3), (4), (5) or (6) of the Bankruptcy Code.

          1.33. Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any political subdivision thereof or any other entity.

          1.34. Plan means this joint plan of reorganization, as it may be amended from time to time.

          1.35. Priority Tax Claim means a Claim, other than an Administrative Expense Claim, of a governmental unit of the kind entitled to priority under
Section 507(a)(7) of the Bankruptcy Code.

          1.36. Proponents means the Debtors, Dickstein and Viking, so long as each remains a proponent of the Plan.

          1.37. Related Debtors means Brotman Acquisition Corp., After the Stork, Inc. and Mocat, L.P., as debtors and debtors-in-possession in pending chapter 11 cases.

          1.38. Release means the Release to be executed by Signal in the form of EXHIBIT D hereto.

          1.39. Reorganized Debtors means Reorganized SC Corporation, Reorganized Western and Reorganized Wigs.

          1.40. Reorganized SC Corporation means SC Corporation from and after the Effective Date.

          1.41. Reorganized Western means Western from and after the Effective Date.

          1.42.  Reorganized Wigs means Wigs from and after the Effective Date.

          1.43.  SC Corporation means SC Corporation, a Delaware corporation.

          1.44. Schedules means, collectively, the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors pursuant to Section 521 of the Bankruptcy Code, as the same may be amended from time to time.

          1.45. Secured Claim means any Claim, to the extent it constitutes a secured Claim under Section 506(a) or 1111(b) of the Bankruptcy Code, other than a Claim that is an Administrative Expense Claim or Class 1 or Class 2 Claim.

          1.46. Signal means Signal Capital Corporation, a Delaware corporation.

          1.47. Signal Agreement means the Agreement dated as of August 8, 1994, among Signal, Dickstein, Viking and the other signatories thereto.

          1.48. Signal Claims means (i) all of Signal's pre- and post-petition claims against and equity securities (as defined in the Bankruptcy Code) in any or all of the Debtors and the Related Debtors (in each case including, without limitation, any claims for substantial contribution by or on behalf of Signal or its attorneys under Section 503 of the Bankruptcy Code), including without limitation any and all claims in respect of or in connection with (x) the DIP Financing Stipulation and Order or (y) any or all of the nine orders in these Chapter 11 Cases authorizing the Debtors to use cash collateral (the "Cash Collateral Orders"), (ii) all of Signal's interests in any property of any or all of the Debtors and the Related Debtors (including without limitation cash reserve accounts and other collateral), and (iii) all of Signal's claims (if any) against present or former creditors, equity holders, control persons, affiliates, officers, directors, employees, consultants and agents of any or all of the Debtors and the Related Debtors. It is specifically acknowledged that Signal's interest in the "Second Reserve" accounts for Wigs and Western established under the Cash Collateral Orders is included within the preceding clause "ii". The word "claims" in this definition shall mean "claims" as defined in Section 101(5) of the Bankruptcy Code, but disregarding for this purpose the words "if such breach gives rise to a right of payment" in that Section.

          1.49. Signal Securities Purchase Agreement means an agreement, in the form of EXHIBIT B hereto, between Signal and one or more of the Investors.

          1.50. Viking means Viking Holdings Limited, a British Virgin Islands corporation.

          1.51.  Western means Western Schools, Inc., a California corporation.

          1.52.  Wigs means Wigs By Paula, Inc., a Massachusetts corporation.


                                   ARTICLE II

                         ADMINISTRATIVE EXPENSE CLAIMS


          2.01. Administrative Expense Claims. Each holder of an Allowed Administrative Expense Claim shall be paid in full in cash as soon as practicable after (but in any event within 10 days of) the later of (a) the Effective Date and (b) the date on which such Administrative Expense Claim becomes Allowed, unless such holder shall agree to a different treatment of such Claim (including, without limitation, any different treatment that may be provided for in the documentation governing such Claim).


                                  ARTICLE III

                                 CLASSIFICATION


          For purposes of the Plan, Claims and Interests are classified as provided below. A Claim or Interest is classified in a particular Class only to the extent that such Claim or Interest qualifies within the description of that Class and is classified in a different Class to the extent that such Claim or Interest qualifies within the description of such different Class.

          3.01. Class 1: Priority Tax Claims. Class 1 consists of all Priority Tax Claims.

          3.02. Class 2: Other Priority Claims. Class 2 consists of all Other Priority Claims, other than the Signal Claims.

          3.03. Class 3: Miscellaneous Secured Claims. Class 3 consists of each Secured Claim, other than the Signal Claims.

          3.04. Class 4: Signal Claims. Class 4 consists of the Signal Claims. Notwithstanding anything to the contrary herein, all of the Signal Claims shall be classified exclusively in Class 4.

          3.05. Class 5: General Unsecured Claims Against SC Corporation. Class 5 consists of all Claims against SC Corporation, other than Claims that are otherwise classified hereby or are Administrative Expense Claims.

          3.06. Class 6: General Unsecured Claims Against Western. Class 6 consists of all Claims against Western, other than Claims that are otherwise classified hereby or are Administrative Expense Claims.

          3.07. Class 7: General Unsecured Claims Against Wigs. Class 7 consists of all Claims against Wigs, other than Claims that are otherwise classified hereby or are Administrative Expense Claims.

          3.08. Class 8: Old Subordinated Note Claims. Class 8 consists of all Claims relating to, or arising under, in respect of, or in connection with the Old Subordinated Notes.

          3.09. Class 9: Old SC Corporation Common Stock. Class 9 consists of all Old SC Corporation Common Stock, and all Claims arising from rescission of a purchase or sale of such stock, or for damages arising from such a purchase or sale.

          3.10. Class 10: Old Western Common Stock. Class 10 consists of all Old Western Common Stock, and all Claims arising from rescission of a purchase or sale of such stock, or for damages arising from such a purchase or sale.

          3.11. Class 11: Old Wigs Common Stock. Class 11 consists of all Old Wigs Common Stock, and all Claims arising from rescission of a purchase or sale of such stock, or for damages arising from such a purchase or sale.

          3.12. Class 12: Old SC Corporation Interests. Class 12 consists of all Interests in SC Corporation, other than Interests that are otherwise classified hereby, and all Claims arising from rescission of a purchase or sale of such Interests, or for damages arising from such a purchase or sale.

          3.13. Class 13: Old Western Interests. Class 13 consists of all Interests in Western, other than Interests that are otherwise classified hereby, and all Claims arising from rescission of a purchase or sale of such Interests, or for damages arising from such a purchase or sale.

          3.14. Class 14: Old Wigs Interests. Class 14 consists of all Interests in Wigs, other than Interests that are otherwise classified hereby, and all Claims arising from rescission of a purchase or sale of such Interests, or for damages arising from such a purchase or sale.


                                   ARTICLE IV

                        TREATMENT OF UNIMPAIRED CLASSES


          4.01. Class 1 (Priority Tax Claims). Each holder of an Allowed Class 1 Claim shall be paid in full in cash the amount of its Allowed Class 1 Claim on the later of

(i) the Effective Date and (ii) the date on which such Claim becomes Allowed, unless such holder shall agree to a different treatment of such Claim.

          4.02. Class 2 (Other Priority Claims). Each holder of an Allowed Class 2 Claim shall be paid in full in cash the amount of its Allowed Class 2 Claim on the later of (i) the Effective Date and (ii) the date on which such Claim becomes Allowed, unless such holder shall agree to a different treatment of such Claim (including, without limitation, any different treatment that may be provided for in the documentation governing such Claim).

          4.03. Class 3 (Miscellaneous Secured Claims). With respect to each Allowed Class 3 Claim, unless the holder thereof shall agree to a different treatment of such Claim, such Claim shall receive one of the following alternative treatments, at the election of the pertinent Debtor made on or prior to the Effective Date:

               (i) Such Claim shall be paid in full in cash on the later of (i) the Effective Date and (ii) the date on which such Claim becomes Allowed, unless such holder shall agree to a different treatment of such Claim (including, without limitation, any different treatment that may be provided for in the documentation governing such Claim).

               (ii) The legal, equitable and contractual rights to which such Claim entitles the holder thereof shall be unaltered by the Plan.

               (iii)  Such Claim shall receive the treatment described in
     Section 1124(2) of the Bankruptcy Code.

               (iv) All collateral securing such Claim shall be transferred and surrendered to such holder, without representation or warranty by or recourse against the Debtors.

With respect to any Claim which receives the treatment described in clause "ii" or "iii" above, the Debtors' failure to object to such Claim in these Chapter 11 Cases shall be without prejudice to the Debtors' right to contest or otherwise defend against such Claim in an applicable non-bankruptcy forum when and if such Claim is sought to be enforced by the holder thereof after the Effective Date.

          4.04. Class 10 (Old Western Common Stock). SC Corporation, as the holder of all of the outstanding Old Western Common Stock, shall retain ownership thereof upon the Effective Date. Upon the Effective Date, Western shall be a direct, wholly-owned subsidiary of Reorganized SC Corporation.

          4.05. Class 11 (Old Wigs Common Stock). SC Corporation, as the holder of all of the outstanding Old Wigs Common Stock, shall retain ownership thereof upon the Effective Date. Upon the Effective Date, Wigs shall be a direct, wholly-owned subsidiary of Reorganized SC Corporation.

          4.06. Acceptance by Unimpaired Classes. By virtue of the foregoing provisions of this Article IV, the Claims in Classes 1, 2, 3, 10 and 11 are not impaired by the Plan. Pursuant to Section 1126(f) of the Bankruptcy Code, those classes are conclusively presumed to have accepted the Plan, and solicitation of acceptances of holders in such classes is not required.


                                   ARTICLE V

                         TREATMENT OF IMPAIRED CLASSES


          5.01. Class 4 (Signal Claims). On the Effective Date, Signal, as the holder of the Signal Claims, shall receive, in exchange for the Signal Claims,
(i) $15,508,726, less any amounts applied as indefeasible payments made to Signal in respect of the Signal Claims between August 8, 1994 and the Effective Date, other than amounts paid as interest on Signal's post-petition loans pursuant to the DIP Financing Stipulation and Order, (ii) $1,673,453 of New Subordinated Notes, (iii) 10,227 shares of New Preferred Stock and (iv) 295,121 shares of New Common Stock; provided, however, that the exact proportions of cash, New Subordinate Notes, New Preferred Stock and New Common Stock to be distributed to Signal may be modified by the Proponents, on notice to Signal, on or prior to the commencement of voting on the Plan. Pursuant to the Signal Agreement, any and all Signal Claims that are not discharged or released pursuant to the Plan shall, on the Effective Date, be deemed transferred to Reorganized SC Corporation with no further action by Signal, any of the Reorganized Debtors or any other Person, and, in connection therewith, Signal shall be deemed to have made the representations and warranties to Reorganized SC Corporation set forth in Sections 12(iii)(A) and (B) of the Signal Agreement. Pursuant to the Debtor Securities Purchase Agreement, Viking is cancelling its participation interest in the Signal Claims as of the Effective Date in exchange for securities of Reorganized SC Corporation, and it shall not share in any of the distributions to Signal. Signal will not share in any distributions to Viking, whether in respect of or in connection with such cancellation or otherwise.

          5.02. Class 5 (General Unsecured Claims Against SC Corporation). On the Effective Date, the holder of an Allowed Class 5 Claim shall receive, in exchange for such Claim, cash in the amount of 10% of such Allowed Class 5 Claim, unless such holder shall agree to a lesser treatment. No distribution shall be made to holders of Class 5 Claims in respect of post-petition interest.

          5.03. Class 6 (General Unsecured Claims Against Western). On the Effective Date, the holder of an Allowed Class 6 Claim shall receive, in exchange for such Claim, cash in the amount of 60% of such Allowed Class 6 Claim, unless such holder shall agree to a lesser treatment. No distribution shall be made to holders of Class 6 Claims in respect of post-petition interest.

          5.04. Class 7 (General Unsecured Claims Against Wigs). On the Effective Date, the holder of an Allowed Class 7 Claim shall receive, in exchange for such Claim, cash in the amount of 60% of such Allowed Class 7 Claim, unless such holder shall agree to a lesser treatment. No distribution shall be made to holders of Class 7 Claims in respect of post-petition interest.

          5.05. Class 8 (Old Subordinated Note Claims). The holders of Allowed Class 8 Claims shall receive, in the aggregate, 100,000 shares of New Common Stock. Such shares shall be distributed pro rata to such holders based on the amount of Allowed Class 8 Claims, and in exchange for such Claims, held by such holders. No distributions shall be made to holders of Class 8 Claims in respect of post-petition interest.

          5.06. Class 9 (Old SC Corporation Common Stock). No distributions shall be made in respect of Class 9. All Claims and Interests in Class 9 shall be discharged and cancelled.

          5.07. Class 12 (Old SC Corporation Interests). No distributions shall be made in respect of Class 12. All Claims and Interests in Class 12 shall be discharged and cancelled.

          5.08. Class 13 (Old Western Interests). No distributions shall be made in respect of Class 13. All Claims and Interests in Class 13 shall be discharged and cancelled.

          5.09. Class 14 (Old Wigs Interests). No distributions shall be made in respect of Class 14. All Claims and Interests in Class 14 shall be discharged and cancelled.

          5.10. Impaired Classes and Equity Interests. By virtue of the foregoing provisions of this Article V, Classes 4, 5, 6, 7, 8, 9, 12, 13 and 14 are impaired under the Plan. Pursuant to Section 1126(a) of the Bankruptcy Code, holders of Claims in Classes 4, 5, 6, 7 and 8 are entitled to vote to accept or reject the Plan. Holders in Classes 9, 12, 13 and 14 are receiving no distribution under the Plan and, pursuant to Section 1126(g) of the Bankruptcy Code, are deemed to reject the Plan.


                                   ARTICLE VI

                           IMPLEMENTATION OF THE PLAN


          6.01. Debtor Securities Purchase Agreement. On the Effective Date, Reorganized SC Corporation will sell, pursuant to the Debtor Securities Purchase Agreement, (i) $1,926,547 of New Subordinated Notes, (ii) 11,773 shares of New Preferred Stock and (iii) 454,879 shares of New Common Stock, for an aggregate purchase price (before fees and expenses) of not less than $3,558,726 (payable in cash or the other consideration referred to in the Debtor Securities Purchase Agreement); provided, however, that the exact proportions and amounts of New Subordinated Notes, New Preferred Stock and New Common Stock to be received under the Debtor Securities Purchase Agreement may be modified by the Proponents, so long as such aggregate purchase price is not reduced, and at the election of the Proponents, additional capital may be raised in return for additional New Subordinated Notes, New Preferred Stock, New Common Stock and/or other securities.

          6.02.  Other Securities Purchase Agreements.  On the Effective Date
(a) pursuant to the Signal Agreement, Signal and one or more of the Investors shall enter into and consummate the Signal Securities Purchase Agreement, and
(b) pursuant to the Noteholder Agreement, one or more of the Investors and Simon
D. Young shall enter into and consummate the Noteholder Securities Purchase Agreement.

          6.03. Charter Amendments. On the Effective Date, (i) the certificate of incorporation of SC Corporation shall be amended to authorize the issuance of New Preferred Stock and New Common Stock in amounts at least sufficient to provide for the issuance of shares provided hereby and (ii) the certificate of incorporation of each of SC Corporation, Western and Wigs shall be amended to prohibit the issuance of nonvoting equity securities to the extent required by
Section 1123(a)(6) of the Bankruptcy Code and to include such other changes as Dickstein and Viking may determine. The forms of such amendments shall be filed with the Bankruptcy Court on or prior to the Confirmation Date and filed with the Department of State of the respective Reorganized Debtors' states of incorporation on or promptly after the Effective Date. After the Effective Date, each of the Reorganized Debtors may further amend its certificate of incorporation and may amend its by-laws, in accordance with such certificate, such by-laws and applicable state law.

          6.04. Issuance of New Securities. On the Effective Date, Reorganized SC Corporation shall issue the New Subordinated Notes, the New Preferred Stock and the New Common Stock for distribution or sale in accordance with the provisions of the Plan.

          6.05. New Financing Facility. On the Effective Date, the Reorganized Debtors shall enter into the New Financing Facility.

          6.06. Cancellation of Existing Securities, Instruments and Agreements. On the Effective Date, except as otherwise provided herein, all securities, instruments and agreements governing any Claims or Interests impaired hereby shall be deemed cancelled and terminated, and the obligations of the Debtors relating to, arising under, in respect of or in connection with such securities, instruments or agreements shall be discharged; provided, however, that except as otherwise provided herein, notes and other evidences of Claims shall, effective upon the Effective Date, represent the right to participate in the distributions contemplated by the Plan.

          6.07. Effectiveness of Securities, Instruments and Agreements. On the Effective Date, all securities, instruments and agreements issued or entered into pursuant to the Plan, including, without limitation, (i) the New Subordinated Notes, (ii) the New Preferred Stock, (iii) the New Common Stock,
(iv) the Debtor Securities Purchase Agreement, (v) the Signal Securities Purchase Agreement, (vi) the Noteholder Securities Purchase Agreement, (vii) the Release and (viii) any security, instrument or agreement entered into in connection with any of the foregoing, in each case, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto.

          6.08. Waiver of Subordination. The distributions under the Plan take into account the relative priority of each class in connection with any contractual subordination provisions relating thereto. Accordingly, the distributions under this Plan shall not be subject to levy, garnishment, attachment, or other legal process by any holder (a "Senior Creditor") of a Claim or Interest purporting to be entitled to the benefits of such contractual subordination. On the Effective Date, all Senior Creditors shall be deemed to have waived any and all contractual subordination rights which they may have with respect to such distribution, and shall be permanently enjoined from enforcing or attempting to enforce any such rights with respect to the distributions under this Plan.

          6.09. Surrender of Securities. Each holder of a share certificate, promissory note or other instrument evidencing or securing an Interest or a Claim impaired hereby shall surrender the same to the pertinent Debtor, and the pertinent Debtor shall distribute or shall cause to be distributed to the holders thereof the appropriate distribution of property hereunder. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such promissory note, instrument or share certificate is received by the pertinent Debtor, or the unavailability of such note, instrument or share certificate is established to the satisfaction of the pertinent Debtor. Any such holder that fails to surrender or cause to be surrendered such promissory note, instrument or share certificate, or to execute and deliver an affidavit of loss and indemnity satisfactory to the pertinent Debtor, and, in the event that the pertinent Debtor so requests, fails to furnish a bond in form and substance (including, without limitation, with respect to amount) satisfactory to the pertinent Debtor within two years after the Confirmation Date, shall be deemed to have forfeited all Claims or Interests against the pertinent Debtor represented by such note, instrument or share certificate and shall not participate in any distribution hereunder in respect of such note, instrument or share certificate and all property in respect of such forfeited distribution, including (if applicable) interest accrued thereon, shall revert to the pertinent Reorganized Debtor. Notwithstanding the foregoing, all Claims shall be discharged by this Plan and all Interests shall be terminated to the extent provided herein regardless of whether and when any surrender, indemnity or bond required by this Section is provided, and regardless of whether a Debtor makes a distribution hereunder in the absence of compliance by any holder of a Claim with the requirements of this Section. The pertinent Debtor may waive the requirements of this Section. If a Debtor waives these requirements, that Debtor may (but need not), as an alternative to those requirements, make distributions on account of securities solely to holders of record on such date (on or after the Confirmation Date) as the Bankruptcy Court may designate for this purpose (in which event transfers of record after that date shall be disregarded for the purpose of making distributions under the Plan).

          6.10.  Releases.

          (a) Effective on the Effective Date, and without the necessity of any further act (but subject to Signal's compliance with Section 6.10(b) hereof):

               (i) Each of the Debtors and the Related Debtors, on behalf of itself and its successors, assigns, employees, agents, officers, directors, attorneys and representatives (in their capacity as such) (collectively, the "Releasors") hereby releases, acquits and forever discharges Signal, its affiliates, parents and subsidiaries, and each of its and their respective officers, directors, employees, shareholders, partners, attorneys, representatives, agents, heirs, successors and assigns (in their capacity as such) (all of which are collectively called the "Releasees") of and from any and all claims, liabilities, causes of action, obligations or demands of whatsoever nature, whether known or unknown, liquidated or unliquidated, direct or indirect, whether suspected or unsuspected, whether having arisen or hereafter to arise, in each case in any way relating to any of the Debtors or the Related Debtors, including but not limited to any claims of fraudulent conveyance, actual and constructive fraud, preferential transfers, breach of fiduciary, contractual or other duties, negligence, misconduct, conversion, or wrongful action or failure to act, which the Releasors ever had, now have or claim to have, or hereafter can, shall or may for any reason have, against the Releasees arising out of any matter or event relating to the Debtors or the Related Debtors and occurring contemporaneously with or prior to the Effective Date (collectively, the "Signal Liabilities"); provided, however, that none of the Releasors releases any of the Releasees from any claims or demands arising out of or in connection with the Signal Agreement.

               (ii) The Releasors agree never to institute any action or suit at law or in equity against Releasees, or any one of them, nor to institute, prosecute, or (unless required by law, court order, subpoena or similar legal process) in any way aid in the institution or prosecution of any claim, demand, action, or cause of action, for damages, costs, loss of services, expenses, or compensation for, on account of, or in respect of any damage, loss, or injury either to person or to property, or to both, whether developed, undeveloped, resulting to, to result, known or unknown, past, present or future, arising out of or relating to the claims released hereby.

               (iii) If any legal or equitable action or proceeding is brought by any Releasors and such action is deemed to be barred, in whole or in part, by reason hereof, the party bringing such barred action or proceeding, whether such action is settled or prosecuted to final judgment, shall pay all of the attorneys' fees and costs incurred by the party released hereby.

          (b) On the Effective Date, Signal shall execute and deliver the Release to the Debtors and the Related Debtors.

          (c) Effective on the Effective Date, and without the necessity of any further act:

               (i) The Debtors and the Impaired Parties (as defined below) shall be deemed to have released the Debtors' Personnel (as defined below) from all Liabilities (as defined below), other than (in the case of releases by the Debtors) Liabilities in the form of financial debts or contractual obligations owing to any of the Debtors.

               (ii) The Impaired Parties shall be deemed to have released all Indemnified Parties (as defined below) from all Liabilities, to the extent that the incurrence or payment of such Liabilities would entitle the respective Indemnified Parties or any third party (such as an insurer, whether by way of subrogation or otherwise) to indemnification, reimbursement or contribution from any of the Debtors in respect of such Liabilities.

          (d)  The following definitions shall apply in this Section:

               (i) "Debtors' Personnel" means all Persons (other than Signal) that, at or after the commencement of the Chapter 11 Cases, are or were employees, officers, directors, Affiliates, agents or representatives or holders of Interests of, consultants or advisors to, or professionals for any of the Debtors, acting in their capacity as such.

               (ii) "Impaired Parties" means all holders of Claims or Interests impaired by the Plan, other than Signal, who have voted to accept the Plan, and any person or entity acting in a "derivative" capacity, that is, asserting a claim by or on behalf of such holder.

               (iii) "Indemnified Parties" means all entities entitled to the benefits of indemnification, reimbursement or contribution obligations of any of the Debtors (whether such obligations arise in charter documents, by operation of law, pursuant to contract or otherwise) in effect at or before the commencement of the Chapter 11 Cases.

               (iv) "Liabilities" means any and all claims, liabilities and causes of action, of any kind, nature or description, whether matured or unmatured, contingent or absolute, liquidated or unliquidated, arising from or in connection with any act, omission or occurrence on or prior to the Solicitation Date.

               (v) "Solicitation Date" means the date on which the Debtors commence their solicitation of votes on this Plan.

          (e) Notwithstanding the foregoing, if and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the foregoing Section 6.10(a) (as it relates to releases by the Related Debtors, whether on behalf of themselves or their respective successors, assigns, employees, agents, officers, directors, attorneys or representatives (in their capacity as such)) or Section 6.10(c) or (d), then the Plan may be confirmed with that portion excised so as to give effect as much as possible to those Sections without precluding confirmation of the Plan. If and to the extent the Bankruptcy Court confirms the Plan but excises any portion of Section 6.10(a) hereof, then, as of the Effective Date (but subject to Signal's compliance with Section 6.10(b) hereof), the Reorganized Debtors shall indemnify Releasees against any of the Signal Liabilities that would have been released hereby had the Bankruptcy Court not made such excision.

          6.11. Management of Reorganized Debtors. On the Effective Date, the operation of each Reorganized Debtor shall become the general responsibility of the board of directors of that Reorganized Debtor in accordance with applicable law.

          6.12. Setoffs. Other than with respect to Signal and the Signal Claims, each Reorganized Debtor may, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever that such Debtor may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release of any such claim any Debtor may have against such holder.

          6.13. Indefeasibility of Distributions. All distributions provided for under the Plan shall be indefeasible.

          6.14. Distribution of Unclaimed Property. Any distribution of property (cash or otherwise) provided for under the Plan which is unclaimed after two years following the Effective Date shall irrevocably revert to the applicable Reorganized Debtor.

          6.15. Saturday, Sunday or Legal Holiday. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

          6.16. Corporate Action. Upon entry of the Confirmation Order by the Clerk of the Bankruptcy Court, all actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan), including, without limitation, the following: (i) the adoption and filing of the amended certificate of incorporation of each of SC Corporation, Western and Wigs, (ii) the issuance by Reorganized SC Corporation of the New Subordinated Notes, the New Preferred Stock and the New Common Stock as provided herein,
(iii) the execution, delivery and performance of the New Agreements and (iv) the execution, delivery and performance of all documents and agreements relating to any of the foregoing (including, without limitation, any security documents or mortgages). The issuance of the New Subordinated Notes, the New Preferred Stock and the New Common Stock pursuant to the Plan, the election of directors and officers of Reorganized SC Corporation pursuant to the Plan and the other matters provided for under the Plan involving the corporate structure of SC Corporation and/or Reorganized SC Corporation or any corporate action required by SC Corporation and/or Reorganized SC Corporation in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to Section 303 of the Delaware General Corporation Law and the Bankruptcy Code, without any requirement of further action by the shareholders or directors of SC Corporation and/or Reorganized SC Corporation. The election of directors and officers of Reorganized Western pursuant to the Plan and the other matters provided for under the Plan involving the corporate structure of Western and/or Reorganized Western or any corporate action required by Western and/or Reorganized Western in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to Section 1400 of the California Corporations Code and the Bankruptcy Code, without any requirement of further action by the shareholders or directors of Western and/or Reorganized Western. The election of directors and officers of Reorganized Wigs pursuant to the Plan and the other matters provided for under the Plan involving the corporate structure of Wigs and/or Reorganized Wigs or any corporate action required by Wigs and/or Reorganized Wigs in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to Section 73 of the Massachusetts Business Corporation Law and the Bankruptcy Code, without any requirement of further action by the shareholders or directors of Wigs and/or Reorganized Wigs. On the Effective Date, the appropriate officers and directors of the Reorganized Debtors are authorized and directed to execute and deliver the agreements, documents and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Debtors. Pursuant to Section 303(a) of the Delaware General Corporation Law, actions taken pursuant to a confirmed plan of reorganization of a Delaware corporation have the same effect as if taken by unanimous action of the directors and shareholders of such corporation. Pursuant to Section 1400(a) of the California Corporations Code, actions taken pursuant to a confirmed plan of reorganization of a California corporation have the same effect as if taken by unanimous action of the directors and shareholders of such corporation. Pursuant to Section 73(a) of the Massachusetts Business Corporation Law, actions taken pursuant to a confirmed plan of reorganization of a Massachusetts corporation have the same effect as if taken by unanimous action of the directors and shareholders of such corporation. Accordingly, pursuant to such
Section 303(a), such Section 1400(a) and such Section 73(a), the Plan shall serve as consent of shareholders in lieu of an annual meeting and all action that would be required at such a meeting shall be deemed taken pursuant to the Plan.

          6.17. Retiree Benefits. On and after the Effective Date, to the extent required by Section 1129(a)(13) of the Bankruptcy Code, each Reorganized Debtor shall continue to pay all retiree benefits (if any) as that term is defined in Section 1114 of the Bankruptcy Code, maintained or established by the corresponding Debtor prior to the Confirmation Date, without prejudice to the rights of each of the Reorganized Debtors under applicable non-bankruptcy law to amend, terminate or otherwise modify the foregoing arrangements.

          6.18. Timing of Distributions. Notwithstanding anything to the contrary herein, and except for distributions in respect of the Signal Claims, any distribution required by the Plan to be made on the Effective Date in respect of a Claim shall be made as soon as practicable after (but in any event within 10 days of) the later of (i) the Effective Date and (ii) the date on which such Claim becomes Allowed and any other conditions to distribution with respect to such Claim have been satisfied. However, if, in reliance upon this
Section 6.18, the Reorganized Debtors fail to remit on the Effective Date the cash distribution payable with respect to any Claim which has theretofore been Allowed, the Reorganized Debtors shall, on the Effective Date, deposit the amount of such delayed cash distribution in a segregated reserve account. The Reorganized Debtors shall hold such reserved amounts in trust for the benefit of the holders of Claims entitled thereto pending the distribution thereof in accordance with this Plan or as the Bankruptcy Court may otherwise order.

          6.19. Final Order. Any requirement in the Plan for a Final Order may be waived by the Proponents.

          6.20. Means for Execution. On the Effective Date, Signal shall execute and deliver to each of the Non-Signal Parties (as defined in the Signal Agreement), and each of the Non-Signal Parties shall execute and deliver to Signal, the release contemplated by Section 2(b)(iii) of the Signal Agreement.

                                 ARTICLE VII

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES


          7.01. Assumption. Effective on and as of the Effective Date, all executory contracts and unexpired leases that exist between a Debtor and any Person are hereby specifically assumed, except for any executory contracts and unexpired leases that have been specifically rejected by the pertinent Debtor on or before the Effective Date with the approval of the Bankruptcy Court, or in respect of which a motion for rejection has been filed with the Bankruptcy Court on or before the Effective Date. Entry of the Confirmation Order by the Clerk of the Bankruptcy Court, but subject to the condition that the Effective Date occur, shall constitute approval of such assumptions pursuant to subsection 365(a) of the Bankruptcy Code. Claims created by the rejection of executory contracts and unexpired leases must be filed with the Bankruptcy Court no later than 30 days after entry of a Final Order authorizing such rejection. Any such Claims not filed within such time shall be forever barred from assertion against the Debtors, the Reorganized Debtors and any and all of their respective properties and estates.

          7.02. Officers' and Directors' Indemnification Rights. Notwithstanding other provisions of the Plan, the obligations of each Debtor to indemnify its or its Affiliates' present and former directors, officers and employees against any obligations, liabilities, costs or expenses pursuant to the certificate of incorporation or by-laws of such Debtor, applicable state law or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby and not be discharged, regardless of whether indemnification is owed in connection with an event occurring prior to, upon or subsequent to the commencement of the Chapter 11 Cases.

          7.03. Compensation and Benefit Programs. All employment and severance agreements and policies, and all employee compensation and benefit plans, policies and programs of any of the Debtors applicable generally to their respective employees or officers as in effect on the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans and life, accidental death and dismemberment insurance plans, shall continue in full force and effect, without prejudice to the pertinent Reorganized Debtor's rights under applicable non-bankruptcy law to modify, amend or terminate any of the foregoing arrangements.


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT


          8.01. Conditions to Effective Date. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 8.02 hereof:

               (a)  The Confirmation Order shall have become a Final Order.

               (b) The New Agreements and all documents contemplated by such documents to be executed simultaneously therewith shall have been executed and delivered by the respective parties thereto.

               (c) The investment contemplated by Section 6.01 hereof shall have been made and, together with other funds available to the Reorganized Debtors (including, without limitation, pursuant to the New Financing Facility), shall provide the Reorganized Debtors with sufficient funds to make the distributions required hereunder.

               (d) Signal shall have indefeasibly received all of the distributions it is entitled to hereunder.

               (e) All other actions required by Article VI hereof to occur on or before the Effective Date shall have occurred.

          8.02.  Waiver of Conditions.  Any of the conditions set forth in
Section 8.01 hereof may be waived with the consent of the Proponents to the extent such waiver does not affect the distributions hereunder.

          8.03. Notice to Bankruptcy Court. The Debtors shall notify the Bankruptcy Court in writing promptly after the Effective Date that the Plan has become effective.


                                   ARTICLE IX

               MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN


          9.01.  Modification of Plan.

          (a) Generally. The Proponents may alter, amend or modify the Plan pursuant to Section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date. After such time and prior to the substantial consummation of the Plan, the Debtors and any party in interest may, so long as the treatment of holders of Claims or Interests under the Plan is not adversely affected, institute proceedings in Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and any other matters as may be necessary to carry out the purposes and effects of the Plan; provided, however, prior notice of such proceedings shall be served in accordance with Bankruptcy Rule 2002 or as the Bankruptcy Court shall otherwise order.

          (b) Ancillary Documents. Notwithstanding any reference herein to documents in the forms annexed to this Plan, and without limiting the preceding paragraph (a), the Proponents may revise those forms (i) by filing such revised forms with the Bankruptcy

Court prior to the commencement of voting on the Plan, or (ii) with the written consent of any party in interest that is entitled to vote on the Plan and is adversely affected thereby.

          9.02.  Revocation or Withdrawal of Plan.

          (a) Right to Revoke. The Proponents reserve the right to revoke or withdraw the Plan at any time; provided, however, that Dickstein and Viking may pursue confirmation of the Plan regardless of any such revocation or withdrawal of the Plan by the Debtors. If Dickstein and Viking withdraw the Plan, the Debtors shall also withdraw the Plan.

          (b) Effect of Withdrawal or Revocation. Subject to Section 9.02(a) hereof, if the Proponents revoke or withdraw the Plan, then the Plan shall be deemed null and void, and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

          9.03. Nonconsensual Confirmation. In the event that all of the applicable requirements for confirmation of the Plan shall have been satisfied in accordance with Section 1129(a) of the Bankruptcy Code other than subsection
(8) thereof, the Proponents may request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to any impaired Class that has not accepted the Plan. The Proponents reserve the right to modify the Plan at the confirmation hearing, including, without limitation, to provide that the treatment of any Class that has failed to accept the Plan and any class junior to that Class shall be equal to the minimal treatment required to satisfy the requirements of Section 1129(b) of the Bankruptcy Code with respect to such Classes.

          9.04. Severability of Debtors. Notwithstanding anything to the contrary herein, this Plan may (at the Proponents' election) be confirmed or consummated as to Wigs and Western alone, in which event SC Corporation may either continue to pursue this Plan as its own Plan or may withdraw this Plan as to itself; provided that nothing herein shall affect Signal's rights to receive the distribution it is entitled to hereunder.


                                   ARTICLE X

                           RETENTION OF JURISDICTION


          10.01.  Jurisdiction of Bankruptcy Court.

          (a) Following the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction of the Chapter 11 Cases for the following purposes:

               (i) To hear and determine any pending applications for the assumption or rejection of executory contracts or unexpired leases, and the allowance of Claims resulting therefrom.

               (ii) To determine any adversary proceedings, applications, contested matters and other litigated matters pending on the Effective Date.

               (iii) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein.

               (iv) To hear and determine objections to or requests for estimation of Claims, including any objections to the classification of any Claims, and to allow, disallow and/or estimate Claims, in whole or in part.

               (v) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated.

               (vi) To issue any appropriate orders in aid of execution of the Plan or to enforce the Confirmation Order and/or the discharge, or the effect of such discharge, provided to the Debtors.

               (vii) To hear and determine any applications to modify the Plan, to cure any defect or omission or to reconcile any inconsistency in the Plan or in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order.

               (viii) To hear and determine all applications for compensation and reimbursement of expenses of professionals under Sections 330, 331 and 503(b) of the Bankruptcy Code.

               (ix) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan.

               (x) To hear and determine other issues presented or arising under the Plan.

               (xi) To hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code.

               (xii)  To enter a final decree closing the Chapter 11 Cases.

          (b) Following the Effective Date, the Bankruptcy Court will retain non-exclusive jurisdiction of the Chapter 11 Cases for the following purposes:

               (i) To recover all assets of the Debtors and property of their estates, wherever located.

               (ii) To hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes and tax benefits and similar or related matters with respect to the Debtors or their estates arising prior to the Effective Date or relating to the period of administration of the Chapter 11 Cases, including, without limitation, matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code.

               (iii) To hear any other matter not inconsistent with the Bankruptcy Code.

          10.02. Failure of Bankruptcy Court to Exercise Jurisdiction. If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction over any matter arising under, arising in or related to the Chapter 11 Cases, including with respect to the matters set forth above in this Article, this Article shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such subject matter.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


          11.01.  Payment of Statutory Fees.  All fees payable pursuant to
Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

          11.02. Discharge of Debtor. Except as otherwise expressly provided herein, the entry of the Confirmation Order shall, provided that the Effective Date shall have occurred, discharge all Claims and terminate all Interests to the fullest extent authorized or provided for by the Bankruptcy Code, including, without limitation, to the extent authorized or provided for by Sections 524 and 1141 thereof.

          11.03. Injunction. Except as otherwise expressly provided herein, the entry of the Confirmation Order shall, provided that the Effective Date shall have occurred, operate to enjoin permanently all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or released pursuant to the Plan or who have held, currently hold or may hold an Interest that is terminated pursuant to the Plan from taking any of the following actions in respect of such discharged Claim, debt or liability or such terminated Interest: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against any or all of the Debtors, the Reorganized Debtors or their respective property;
(b) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order against any or all of the Debtors, the Reorganized Debtors or their respective property; (c) creating, perfecting or enforcing in any manner, directly or indirectly, any lien or encumbrance of any kind against any or all of the Debtors, the Reorganized Debtors or their respective property; (d) asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtors, the Reorganized Debtors or their respective property; and (e) proceeding in any manner in any place whatsoever that does not conform to or comply with or is inconsistent with the provisions of the Plan.

          11.04. Revesting. Except as otherwise expressly provided herein, on the Effective Date, all property and assets of the Debtors' respective estates (including, without limitation, (i) all causes of action accruing to the Debtors that are not released hereby and (ii) the "First Reserve" and "Second Reserve" accounts for Wigs and Western established under the orders in these Chapter 11 Cases authorizing the Debtors to use cash collateral) shall revest in the respective Reorganized Debtors, free and clear of all Claims, liens, encumbrances, charges, Interests and other interests of creditors and equity security holders arising on or before the Effective Date, and the Reorganized Debtors may operate their respective businesses, from and after the Effective Date, free of any restrictions imposed by the Bankruptcy Code or the Bankruptcy Court. Without limiting the generality of the foregoing, all such property and assets in the possession of any creditor of any of the

Debtors, including, without limitation, the share certificates for Wigs, Western, Brotman Acquisition Corp. and After the Stork, Inc. heretofore pledged to Signal, shall be returned to the Debtors on the Effective Date.

          11.05. Exculpation. None of the Reorganized Debtors, Dickstein, Viking, the Investors or any affiliates of the foregoing, nor any of their respective officers, directors, partners, shareholders, employees, agents, attorneys, accountants or other advisors, shall have or incur any liability for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence; and in all respects, such Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and shall be fully protected from liability in acting or in refraining from action in accordance with such advice; provided that, (i) this Section shall not limit the obligations of the Debtors or the Reorganized Debtors under the Plan, and (ii) the foregoing shall not affect the obligations of any party under the Signal Agreement.

          11.06. Governing Law. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or other federal laws are applicable, or as otherwise specified in the New Agreements, the laws of the State of New York shall govern the construction and implementation of the Plan, and all rights and obligations arising under the Plan.

          11.07. Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the respective Debtors shall comply with all withholding, reporting, certification and information requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall, to the extent applicable, be subject to any such withholding, reporting, certification and information requirements. Persons entitled to receive distributions hereunder shall, as a condition to receiving such distributions, provide such information and take such steps as the Reorganized Debtors may reasonably require to ensure compliance with such withholding and reporting requirements, and to enable the Reorganized Debtors to obtain the certifications and information as may be necessary or appropriate to satisfy the provisions of any tax law.

          11.08. Section 1146 Exemption. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of or as contemplated by the Plan, or the revesting, transfer or sale of any real property of any of the Debtors pursuant to, in implementation of or as contemplated by the Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

          11.09. Severability. In the event that any provision of the Plan is determined to be unenforceable, such determination shall not limit or affect the enforceability and operative effect of any other provisions of the Plan. To the extent that any provision of the Plan would, by its inclusion in the Plan, prevent or preclude the Bankruptcy Court from entering the Confirmation Order, the Bankruptcy Court, on the request of the Proponents, may modify or amend such provision, in whole or in part, as necessary to cure any defect or remove any impediment to the confirmation of the Plan existing by reason of such provision; provided, however, that such modification shall not be effected except in compliance with Section 9.01 of the Plan.

          11.10. Binding Effect; Counterparts. The provisions of the Plan shall bind all holders of Claims and Interests, whether or not they have accepted the Plan. The Plan may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Plan.

          [The rest of this page is intentionally left blank.]

          11.11. Plan Controls. In the event and to the extent that any provision of the Plan is inconsistent with the provisions of the Disclosure Statement, the provisions of the Plan shall control and take precedence.

Dated:  September 21, 1994

                              Respectfully submitted,

                              SC CORPORATION
                              Debtor and Debtor-in-Possession


                              By  /s/ Steven Bock
                                ------------------------------------
                                Steven Bock
                                Chairman and Chief Executive Officer

                              WESTERN SCHOOLS, INC.
                              Debtor and Debtor-in-Possession


                              By  /s/ Steven Bock
                                ------------------------------------
                                Steven Bock
                                Chairman and Chief Executive Officer

                              WIGS BY PAULA, INC.
                              Debtor and Debtor-in-Possession


                              By  /s/ Steven Bock
                                ------------------------------------
                                Steven Bock
                                Chairman and Chief Executive Officer



                              DICKSTEIN PARTNERS INC.


                              By  /s/ Mark D. Brodsky
                                ---------------------------------
                                Mark D. Brodsky
                                Vice President

                              VIKING HOLDINGS LIMITED


                              By  /s/ Steven Bock
                                ------------------------------------
                                Steven Bock
                                Attorney-in-Fact